                                    EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

                                   dated as of

                                 August 15, 1997

                                      among

                      COMMODORE APPLIED TECHNOLOGIES, INC.

                                       and

                    THE PURCHASERS LISTED ON EXHIBIT A HERETO

                                    EXHIBIT C


                                TABLE OF CONTENTS



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
ARTICLE 1 DEFINITIONS....................................................      1

         1.1      Definitions............................................      1

ARTICLE 2 REGISTRATION RIGHTS............................................      3

         2.1      Securities Subject to this Agreement...................      3

         2.2      Shelf Registration.....................................      3

         2.3      Piggyback Registration.................................      5

         2.4      Registration Procedures................................      6

         2.5      Preparation: Reasonable Investigation..................      9

         2.6      Certain Rights of Holders..............................     10

         2.7      Registration Expenses..................................     10

         2.8      Indemnification; Contribution..........................     10

         2.9      Participation in Underwritten Registrations............     13

         2.10     Selection of Underwriters..............................     13

ARTICLE 3 LIQUIDATED DAMAGES.............................................     13

ARTICLE 4 RULE 144A......................................................     14

ARTICLE 5 MISCELLANEOUS..................................................     14

         5.1      Entire Agreement.......................................     14

         5.2      Successors and Assigns.................................     14

         5.3      Notices................................................     15

         5.4      Headings...............................................     15

         5.5      Counterparts...........................................     15

         5.6      Applicable Law.........................................     15

         5.7      Specific Enforcement...................................     15

         5.8      Amendment and Waivers..................................     15

                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is dated as of August 15, 1997 between COMMODORE APPLIED TECHNOLOGIES, INC. (the "Company") and each of the Purchasers of shares of Series A Convertible Preferred stock (the "Series A Convertible Preferred Stock") pursuant to that certain Series A Convertible Preferred Stock Purchase Agreement, dated of even date herewith (the "Stock Purchase Agreement"), whose names are set forth on Exhibit A hereto (individually, a "Purchaser" and collectively, the "Purchasers").

                                    RECITALS

         WHEREAS, it is a condition precedent to the obligations of each Purchaser under the Stock Purchase Agreement that the Company grant registration rights for the Company's Series A Convertible Preferred Stock, and

         WHEREAS, in connection with resales by the Purchasers of the Company's Common Stock upon or after conversion of the Series A Convertible Preferred Stock, the Company and the Purchasers now desire to enter into this Agreement in order to facilitate such resales.

                                    AGREEMENT

         The parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

1.1 Definitions. The following terms, as used herein, have the following meanings.

         "Board" means the Board of Directors of the Company.

         "Business Day" means any day except a Saturday, Sunday or other day on which banks in Los Angeles are authorized by law to close.

         "Certificate of Determination" means the certificate of powers, designations, preferences and relative, participating, optional or other rights of the Company's Series A Convertible Preferred Stock and the qualifications, limitations and restrictions thereof, as amended from time to time.

         "Closing Date" shall mean the Closing Date of the Stock Purchase Agreement.



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
         "COES Series D Preferred" shall mean up to an aggregate of 100,000 shares of 7% Series D Convertible Preferred Stock of Commodore Environmental Services, Inc. ("COES") issued as of May 20, 1997 and as of August 15, 1997 to the Other Holders.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means the common stock, par value $0.001 per share, of the Company.

         "Company" means Commodore Applied Technologies, Inc., a Delaware corporation.

         "Company Registration Statement" means the Registration Statement of the Company relating to the registration for sale of shares of the Company's Common Stock contemplated by Section 2.3, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         "Effective Time" means the date of effectiveness of any Registration Statement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Holders" has the meaning given to it in Section 2.1(b) hereof.

         "NASD" means the National Association of Securities Dealers, Inc.

         "Other Holders" means the holders of the (a) the COES Series D Preferred and (b) warrants to purchase a maximum of 1,000,000 shares of Company Common Stock from COES (the "Warrants"), which are convertible and exercisable for Other Registerable Securities

         "Other Registerable Securities" means the shares of Company Common Stock issuable upon conversion of the COES Series D Preferred and/or the exercise of the Warrants.

         "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Preferred Stock" means the Series A Convertible Preferred Stock, par value $0.001 per share, of the Company.

         "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

         "Registration Statements" means the Company Registration Statement and the Shelf Registration Statement.



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
         "Restricted Securities" means any Securities until (i) a registration statement covering such Securities has been declared effective by the Commission and such Securities have been disposed of pursuant to such effective registration statement, (ii) such Securities are sold under circumstances in which all the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, or such Securities may be sold pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act, and are freely tradable after such sale by the transferee, (iii) such Securities are otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for such Securities not bearing a legend restricting further transfer and such Securities may be resold without registration under the Securities Act, or (iv) such Securities shall have ceased to be outstanding.


         "Securities" means the Company's Common Stock issuable upon conversion of the Preferred Stock.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shelf Registration Statement" means the registration statement of the Company relating to the shelf registration for resale of Restricted Securities contemplated by Section 2.2 herein, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         "Stock Purchase Agreement" has the meaning given to it in the recitals to this Agreement.

         As used in this Agreement, words in the singular include the plural, and in the plural include the singular.

                                    ARTICLE 2

                               REGISTRATION RIGHTS

2.1      Securities Subject to this Agreement.

         (a) The Securities entitled to the benefits of this Agreement are the Restricted Securities, but only for so long as they remain Restricted Securities.

         (b) A Person is deemed to be a holder of Restricted Securities (each, a "Holder") whenever such Person is the registered holder of such Restricted Securities on the Company's books and records.

2.2      Shelf Registration.

         (a)      The Company shall:

                  (i) as expeditiously as practicable, but no later than 90 calendar days from the Closing Date, cause to be filed a Shelf Registration Statement on Form S-1 or Form S-3, as applicable, pursuant to Rule 415 under the Securities Act, which Shelf Registration Statement shall provide for resales of all Restricted Securities the Holders of which shall have provided to the Company the information required pursuant to Section 2.2(c) herein; and

                  (ii) use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission within 180 calendar days from the Closing Date.

         (b) In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 2.4 below and shall use its reasonable efforts to effect such registration to permit the sale of the Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 2.2.(c)). Subject to Section 2.2(d), the Company shall use its best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 2.2(d) to the extent necessary to ensure that it is available for resales of Restricted Securities by the Holders of Restricted Securities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of three (3) years from the Effective Time or such longer period as required by Section 2.2(d) or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or otherwise cease to be Restricted Securities. Upon the occurrence of any event that would cause any Shelf Registration Statement or the Prospectus contained therein (i) to contain a material misstatement or omission or (ii) not to be effective and usable for sale or resale of Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference, in the case of clause (i), correcting any such misstatement or omission, and, in the case of either clause (i) or (ii), use its reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for its intended purpose(s) as soon as practicable thereafter.

         (c) No Holder of Restricted Securities may include any of its Restricted Securities in the Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 Business Days after receipt of a written request therefor, such information specified in Item 507 of Regulation S-K under the Securities Act or such other information as the Company may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein and in any application to the NASD. Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in


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
order to make the information previously furnished to the Company by such Holder not materially misleading.

         (d) Notwithstanding anything to the contrary contained herein, if (x) the Board determines in good faith that the registration and distribution of Restricted Securities (or the use of such Shelf Registration Statement or the Prospectus contained therein) would interfere with any proposed or pending material corporate transaction involving the Company or any of its subsidiaries or would require premature disclosure thereof or would require the Company to disclose information that the Company has not otherwise made public and that the Company reasonably determines is in the best interests of the Company not to disclose at such time, and (y) the Company notifies the Holders in writing not later than three (3) days following such determination (such notice a "Blackout Notice"), the Company may (A) postpone the filing of such Shelf Registration Statement or (B) allow such Shelf Registration Statement to fail to be effective and usable or elect that such Shelf Registration Statement not be usable for a reasonable period of time, but not in excess of 30 days (a "Blackout Period"); provided, however, that the aggregate number of days included in all Blackout Periods shall not exceed 90 during any consecutive 12 months and shall not exceed 150 during the period specified in Section 2.2(b) of this Agreement; and provided, further, that the period referred to in Section 2.2(b) during which the Shelf Registration Statement is required to be effective and usable shall be extended by the aggregate number of days during which the Shelf Registration Statement was not effective or usable pursuant to the foregoing provisions.

         (e) The Company represents that, as at the date hereof, it qualifies for a Form S-3 Registration Statement.

2.3      Piggyback Registration.

         (a) At any time that the Company proposes to file a Company Registration Statement, either for its own account or for the account of a stockholder or stockholders, the Company shall give the Holders written notice of its intention to do so and of the intended method of sale (the "Registration Notice") within a reasonable time prior to the anticipated filing date of the Company Registration Statement effecting such Company Registration. Each holder may request inclusion of any Restricted Securities in such Company Registration by delivering to the Company, within ten (10) Business Days after receipt of the Registration Notice, a written notice (the "Piggyback Notice") stating the number of Restricted Securities proposed to be included and that such shares are to be included in any underwriting only on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such Company Registration Statement. The Company shall use its best efforts to cause all Restricted Securities specified in the Piggyback Notice to be included in the Company Registration Statement and any related offering, all to the extent requisite to permit the sale by the Holders of such Restricted Securities in accordance with the method of sale applicable to the other shares of Common Stock included in such Company Registration Statement; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Company Registration Statement filed in connection with such registration, the Company


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
shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder of Restricted Securities and, thereupon:

                  (i) in the case of a determination not to register, shall be relieved of its obligation to register any Restricted Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and

                  (ii) in the case of a delay in registering, shall be permitted to delay registering any Restricted Securities for the same period as the delay in registering such other securities.

         (b) The Company's obligation to include Restricted Securities in a Company Registration Statement pursuant to Section 2.3(a) shall be subject to the following limitations:

                  (i) The Company shall not be obligated to include any Restricted Securities in a registration statement filed on Form S-4, Form S-8 or such other similar successor forms then in effect under the Securities Act.

                  (ii) If a Company Registration Statement involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such Company Registration Statement exceeds the number which can be sold in such offering without adversely affecting the offering, the Company will include in such Company Registration Statement the number of such Securities which the Company is so advised can be sold in such offering without adversely affecting the offering, determined as follows:

                           (A) first, the securities proposed by the Company to
                  be sold for it own account, and

                           (B) second, any Restricted Securities requested to be
                  included in such registration and any other securities of the Company in accordance with the priorities, if any, then existing among the holders of such securities pro rata among the holders thereof requesting such registration on the basis of the number of shares of such securities requested to be included by such holders.

                  (ii) The Company shall not be obligated to include Restricted Securities in more than two (2) Company Registration Statement(s).

         (c) No Holder of Restricted Securities may include any of its Restricted Securities in the Company Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 business days after receipt of a written request therefor, such information specified in Item 507 of Regulation S-K under the Securities Act or such other information as the Company may reasonably request for use in connection with the


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
Company Registration Statement or Prospectus or preliminary Prospectus included therein and in any application to the NASD. Each Holder as to which the Company Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make all information previously furnished to the Company by such Holder not materially misleading.

2.4 Registration Procedures. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Restricted Securities, the Company shall:

         (a) prepare and file with the Commission such amendments and post-effective amendments to such Registration Statement as may be necessary to keep such Registration Statement effective (i) if such Registration Statement is a Company Registration Statement, until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Company Registration Statement or (ii) if such Registration Statement is a Shelf Registration Statement, for the applicable period set forth in Section 2.2(b) herein; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A, as applicable, under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement or the Prospectus;

         (b) promptly (and in respect of events covered by clause (i) hereof, on the same day as the Company shall receive notice of effectiveness) advise the Holders covered by such Registration Statement and, if requested by such Persons, to confirm such advice in writing, (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and when the same has become effective, (ii) of any request by the Commission for post-effective amendments to such Registration Statement or post-effective amendments to such Registration Statement or post-effective amendments or supplements to the Prospectus or for additional information relating thereto,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of any such Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (iv) of the existence of any fact or the happening of any event that makes any statement of a material fact made in any such Registration Statement, the related Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in any such Registration Statement or the related Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of such Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from


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
qualification of the Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

         (c) promptly furnish to each Holder of Restricted Securities covered by any Registration Statement, and each underwriter, if any, without charge, at least one conformed copy of any Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference) and such other documents as such Holder may reasonably request;

         (d) deliver to each Holder covered by any Registration Statement, and each underwriter, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such person reasonably may request.

         (e) enter into such customary agreements and take all such other reasonable action in connection therewith (including those reasonably requested by the selling Holders or the underwriter(s), if any) required in order to expedite or facilitate the disposition of such Restricted Securities pursuant to such Registration Statement, including, but not limited to, dispositions pursuant to an underwritten registration, and in such connection:

                  (i) make such representations and warranties to the selling Holders and underwriter(s), if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings (whether or not sales of securities pursuant to such Registration Statement are to be to an underwriter(s)) and confirm the same if and when requested;

                  (ii) obtain opinions of counsel to the Company (which counsel and opinions, in form and substance, shall be reasonably satisfactory to the selling Holders and the underwriter(s), if any, and their respective counsel) addressed to each selling Holder and underwriter, if any, covering the matters customarily covered in opinions requested in underwritten offerings (whether or not sales of securities pursuant to such Registration Statement are to be made to an underwriter(s)) and dated the date of effectiveness of any Registration Statement (and, in the case of any underwritten sale of securities pursuant to such Registration Statement, each closing date of sales to the underwriter(s) pursuant thereto);

                  (iii) use reasonable efforts to obtain comfort letters dated the date of effectiveness of any Registration Statement (and, in the case of any underwritten sale of securities pursuant to such Registration Statement, each closing date of sales to the underwriter(s) pursuant thereto) from the independent certified public accountants of the Company addressed to each selling Holder and underwriter, if any, such letters to be in customary form and covering matters of the type customarily covered in comfort letters in



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
         connection with underwritten offerings (whether or not sales of securities pursuant to such Registration Statement are to be made to an underwriter(s));

                  (iv) provide for the indemnification provisions and procedures of Section 2.6 hereof with respect to selling Holders and the underwriter(s), if any, and;

                  (v) deliver such documents and certificates as may be reasonably requested by the selling Holders or the underwriter(s), if any, and which are customarily delivered in underwritten offerings (whether of not sales of securities pursuant to such Registration Statement are to be made to an underwriter(s), with such documents and certificates to be dated the date of effectiveness of any Registration Statement.

         The actions required by clauses (i) through (v) above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company contemplated in clause (i) above cease to be true and correct, the Company shall so advise the underwriter(s), if any, and each selling Holder promptly, and, if requested by such Person, shall confirm such advice in writing;

         (f) prior to any public offering of Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Restricted Securities under the securities or Blue Sky laws of such U.S. jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request in writing by the time any Registration Statement is declared effective by the Commission, and do any and all other acts or filings necessary or advisable to enable disposition in such U.S. jurisdictions of the Restricted Securities covered by any Registration Statement and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required to register or qualify as a foreign corporation in any jurisdiction where it is not then so qualified or as a dealer in securities in any jurisdiction where it would not otherwise be required to register or qualify but for this Section 2.4, or to take any action that would subject it to the service of process in suits or to taxation, in any jurisdiction where it is not then so subject;

         (g) in connection with any sale of Restricted Securities that will result in such securities no longer being Restricted Securities, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Restricted Securities to be sold and not bearing any restrictive legends; and enable such Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two (2) Business Days prior to any sale of Restricted Securities made by such underwriters;

         (h) use its reasonable efforts to cause the disposition of the Restricted Securities covered by any Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof


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
or the underwriter(s), if any, to consummate the disposition of such Restricted Securities, subject to the proviso contained in Section 2.2(f);

         (i) if any fact or event contemplated by Section 2.4(b) shall exist or have occurred, prepare a supplement or post-effective amendment to any Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statement therein not misleading;

         (j) cooperate and assist in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its reasonable efforts to cause any Registration Statement to become effective and approved by such U.S. governmental agencies or authorities as may be necessary to enable the Holders selling Restricted Securities to consummate the disposition of such Restricted Securities;

         (k) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to such Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (i) commencing at the end of any fiscal quarter in which Restricted Securities are sold to the underwriter in a firm or best efforts underwritten offering or (ii) if not sold to an underwriter in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of any Registration Statement;

         (l) provide a CUSIP number for all Restricted Securities not later than the effective date of any Registration Statement;

         (m) use its best efforts to list, not later than the effective date of such Registration Statement, all Restricted Securities covered by such Registration Statement on the American Stock Exchange or any other trading market on which any Common Stock of the Company are then admitted for trading, and

         (n) provide promptly to each Holder covered by any Registration Statement upon request each document filed with the Commission pursuant to the requirements of Section 12 and Section 14 of the Exchange Act.

         Each Holder agrees by acquisition of a Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 2.4(b)(iv) or the commencement of a Black-Out Period, such Holder will forthwith discontinue disposition of Restricted Securities pursuant to any Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.4(i), or until it is advised in writing, in accordance with the notice provisions of Section 5.3 herein (the

"Advice"), by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental fillings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company all copies, other than permanent file copies, then in such Holder's possession, of the Prospectus covering such Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of the Shelf Registration Statement set forth in Section 2.2(b) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.4(b)(iv) or the commencement of a Black-Out Period to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 2.4(i) or shall have received (in accordance with the notice provisions of Section 5.3) the Advice.

2.5 Preparation; Reasonable Investigation. In connection with preparation and filing of each Registration Statement under the Securities Act, the Company will give the Holders of Restricted Securities registered under such Registration Statement, their underwriter, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each to them access to its books and records and such opportunities to discuss the business, finances and accounts of the Company and its subsidiaries with its officers, directors and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

2.6 Certain Rights of Holders. The Company will not file any registration statement under the Securities Act which refers to any Holder of Restricted Securities by name or otherwise without the prior approval of such Holder, which consent shall not be unreasonably withheld or delayed.

2.7      Registration Expenses.

         (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made with the NASD and reasonable counsel fees in connection therewith); (ii) all reasonable fees and expenses of compliance with federal securities and state Blue Sky or securities laws (including all reasonable fees and expenses of one counsel to the underwriter(s) in any underwriting) in connection with compliance with state Blue Sky or securities laws for up to 40 states; (iii) all expenses of printing, messenger and delivery services and telephone calls; (iv) all fees and disbursements of counsel for the Company; and (v) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance), but excluding from this paragraph, fees and expenses of counsel to the underwriter(s), if any, unless otherwise set forth herein.

         (b) In addition, in connection with the filing of the Shelf Registration Statement required to be filed by this Agreement, the Company will reimburse the Holders of the Restricted Securities being registered pursuant to any Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel to review such Registration Statement.

         (c) Notwithstanding the foregoing, the Company will not be responsible for any underwriting discounts, commissions or fees attributable to the sale of Restricted Securities or any legal fees or disbursements (other than any such fees or disbursements relating to Blue Sky compliance or otherwise as set for the under Section 2.7(a)) incurred by any underwriter(s) in any underwritten offering if the underwriter(s) participates in such underwritten offering at the request of the Holders of Restricted Securities, or any transfer taxes that may be imposed in connection with a sale or transfer of Restricted Securities.

         (d) The Company shall, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

2.8      Indemnification; Contribution.

         (a) The Company agrees to indemnify and hold harmless (i) each Holder covered by any Registration Statement, (ii) each other Person who participates as an underwriter in the offering or sale of such securities, (iii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any such Holder or underwriter (any of the persons referred to in this clause (iii) being hereinafter referred to as a "controlling person") and (iv) the respective officers, directors, partners, employees, representatives and agents of any such Holder or underwriter or any controlling person (any person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an "indemnified Person"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments or expenses, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof) (collectively, "Claims"), to which such indemnified Person may become subject under either Section 15 of the Securities Act or Section 20 of the Exchange Act or otherwise, insofar as such Claims arise out of or are based upon, or are caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or a violation by the Company of the Securities Act or any state securities law, or any rule or regulation promulgated under the Securities Act or any state securities law, or any other law applicable to the Company relating to any such registration or qualification, except insofar as such losses, claims, damages, liabilities, judgments or expenses of any such indemnified Person; (x) are caused by any such untrue statement or omission or alleged untrue statement or omission that is based upon information relating to such indemnified Person furnished in writing to the Company by or on behalf of any of such indemnified Person expressly for use therein; (y) with respect to the preliminary Prospectus, result from the fact that such Holder sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus, as amended or supplemented, if the Company shall have previously furnished copies thereof to such Holder in accordance with this Agreement and said Prospectus, as amended or supplemented, would have corrected such untrue statement or omission; or (z) as a result of the use by an indemnified Person of any Prospectus when, upon receipt of a Black-Out Notice or a notice from the Company of the existence of any fact of the kind described in Section 2.4(b)(iv), the indemnified Person or the related Holder was not permitted to do so. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified Person and shall survive the transfer of such securities by such Holder.

         In case any action shall be brought or asserted against any of the indemnified Persons with respect to which indemnity may be sought against the Company, such indemnified Person shall promptly notify the Company and the Company shall assume the defence thereof. Such indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified Person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defence and employ counsel or (iii) the named parties to any such action (including any implied parties) include both the indemnified Person and the Company and the indemnified Person shall have been advised in writing by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of the indemnified Person), it being understood, however, that the Company shall not, in connection with such action or similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all the indemnified Persons, which firm shall be (x) designated by such indemnified Persons and (y) reasonably satisfactory to the Company. The Company shall not be liable for any settlement of any such action or proceeding effected without the Company's prior written consent, which consent shall not be withheld unreasonably, and the Company agrees to indemnify and hold harmless any indemnified Person from and against any loss, claim, damage, liability, judgment or expense by reason of any settlement of any action effected with the written consent of the Company. The Company shall not, without the prior written consent of each indemnified Person, settle or compromise or consent to the entry of judgment on or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each indemnified Person from all liability arising out of such action, claim litigation or proceeding.

         (b) Each Holder of Restricted Securities covered by any Registration Statement agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors, officers and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each person, to the same extent as the foregoing indemnity from the Company to each of the indemnified Persons, but only (i) with respect to actions based on information relating to such Holder furnished in writing by or on behalf of such Holder expressly for use in any Registration Statement or Prospectus, and (ii) to the extent of the gross proceeds, if any, received by such Purchaser from the sale or other disposition of his or its Restricted Securities covered by such Registration Statement. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Restricted Securities covered by any Registration Statement, such Holder shall have the rights and duties given the Company in Section 2.8(a) (except that the Holder may but shall not be required to assume the defense thereof), and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by Section 2.8(a).

         (c) If the indemnification provided for in this Section 2.8 is unavailable to an indemnified party under Section 2.7(a) or (b) (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments or expenses referred to therein, then each applicable indemnifying party (in the case of the Holders severally and not jointly), in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims damages, liabilities, judgments or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holder on the other hand from sale of Restricted Securities or (ii) if such allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, judgments or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of such Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid to a party as a result of the losses, claims, damages, liabilities judgments and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 2.8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company and each Holder of Restricted Securities covered by any Registration Statement agree that it would not be just and equitable if contribution pursuant to this Section 2.8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2.8(c) no Holder (and none of its related indemnified Persons) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the dollar amount of proceeds received by such Holder upon the sale of the Restricted Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The indemnity, and contribution provisions contained in this Section
2.8 are in addition to any liability which the indemnifying person may otherwise have to the indemnified persons referred to above.

2.9 Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

2.10 Selection of Underwriters. The Holders of Restricted Securities covered by any Registration Statement who desire to do so may sell such Restricted Securities in an underwritten offering. In any such underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority of the Restricted Securities included in such offering if such registration is pursuant to the Shelf Registration Statement, and by the Company if such registration is pursuant to a Company Registration Statement; provided, however, that such investment bankers and managers must be reasonably satisfactory to the Company or the Holders, respectively. Such investment bankers and managers are referred to herein as the "underwriters".

                                    ARTICLE 3

                  REGISTRATION OF OTHER REGISTRABLE SECURITIES

3.1 Company Obligations to Other Holders. Each of the Purchasers recognizes that the Company shall include in the initial Shelf Registration Statement referred to in Section 2.2 and in any Piggyback Registration Statement referred to in Section 2.3 of this Agreement, all and not less than all of the Other Registrable Securities in order to comply with the Company's covenants and agreements set forth in the securities purchase agreements, dated as of May 20, 1997 and as of August 15, 1997 among COES, the Company and the Other Holders. Accordingly, each of the Purchasers, whether or not a Holder, acknowledges and agrees that the Other Registrable Securities shall be included in, and registered under the Securities Act, under such Shelf Registration Statement and/or Registration Statement(s) referred to in Section 2.3.

In addition, to the extent that any managing underwriter shall require a "cutback" of securities being offered in a Company Registration Statement contemplated by Section 2.3 hereof, such cutback, if any, shall be pro-rata as among the Holders and Other Holders on the basis of the number of shares of such securities requested to be included by such Holders and Other Holders.

3.2 Lockup Agreements. Prior to filing the initial Shelf Registration Statement, the Company shall obtain from the Other Holders agreements (the "Limited Distribution Agreements") pursuant to which such Other Holders shall severally, and not jointly, agree not to effect any public sale or distribution of their individual Other Registrable Securities in aggregate amounts in excess of twenty (20%) percent of the aggregate number of Other Registrable Securities owned by each individual Other Holder during any one calendar month; provided, that such limitation on sale of Other Registrable Securities by an individual Other Holder shall be on a cumulative basis so that, if for example, no shares of Other Registrable Securities are publicly sold or distributed in any one calendar month by an individual Other Holder, then in the next month 40% of the aggregate number of Other Registrable Securities owned by such Other Holder may be publicly sold or distributed.


                                    ARTICLE 4

                               LIQUIDATED DAMAGES

         Each of the Company and the Purchasers (on behalf of themselves and each subsequent Holder of Restricted Securities) agrees that each Holder of Restricted Securities will suffer damages if the Shelf Registration Statement covering all Registrable Securities is not filed with and declared effective by the Commission and maintained in the manner and within the time period contemplated by Article 2 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) the Shelf Registration Statement is not filed and declared effective by the Commission on or prior to the date that is 180 days after the Closing Date, or (ii) the Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional Shelf Registration Statement filed and declared effective) for a period of time which shall exceed 180 days in the aggregate per year (defined as a period of 365 days commencing on the date the Shelf Registration Statement is declared effective) (each such event referred to in clauses (i) and (ii) is referred to herein as a "Registration Default"), then the Company shall pay in cash as Liquidated Damages to each Holder of Restricted Securities who has complied with such Holder's obligations hereunder an amount equal to five (5%) percent per month of the liquidation preference of the Preferred Stock originally issued to such Holder under the Stock Purchase Agreement immediately following the occurrence of such Registration Default. The rights and remedies contained in this Article 4 are in addition to, and not in lieu of, the rights of the Purchasers and other Holders of Restricted Securities (including, without limitation, certain rights of mandatory redemption), all as set forth in the Certificate of Designation for the Preferred Stock.

                                    ARTICLE 5

                                    RULE 144A

         The Company hereby agrees with each Holder of Restricted Securities, for so long as any of the Restricted Securities remain outstanding and continue to be "restricted securities" within the meaning of Rule 144 under the Act, and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available to the Holders of Restricted Securities in connection with any sale thereof, and to any prospective purchaser of Preferred Stock or Common Stock from such Holders of Restricted Securities or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Restricted Securities pursuant to Rule 144A.

                                    ARTICLE 6

                                  MISCELLANEOUS

6.1 Entire Agreement. This Agreement, together with the Stock Purchase Agreement and the Certificate of Determination, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreement and understandings, both oral and written, between the parties with respect to the subject matter hereof.

6.2 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Restricted Securities from such Holder at a time when such Holder could not transfer such Restricted Securities pursuant to any Registration Statement or pursuant to Rule 144 under the Securities Act as contemplated by clause (ii) of the definition of Restricted Securities.

6.3. Notices. All notices and other communications given or made pursuant hereto or pursuant to any other agreement among the parties, unless otherwise specified, shall be in writing and shall be deemed to have been duly given or made if sent by telecopy (with confirmation in writing), delivered personally or by overnight courier or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the telecopy number, if any, or address set forth below or at such other addresses as shall be furnished by the parties by like notice. Notices sent by telecopier shall be effective when receipt is acknowledged, notices delivered personally or by overnight courier shall be effective upon receipt and notices sent by registered or certified mail shall be effective three days after mailing:

                  if to a Holder     to such Holder at the address set forth on
                                     the records of the Preferred Stock, the
                                     register thereunder. In addition, copies of all such notices or other communications shall be concurrently delivered by the Person giving the same to each person who has been identified to the Company by such Holder as a Person who is to receive copies of such notice.

         with copies to:      Mark J. Richardson, Esq.
                              1299 Ocean Avenue, Suite 900
                              Santa Monica, California 90401
                              Telephone Number: (310) 393-9992
                              Fax: (310) 393-2004

                                      -and-

                              Robert J. Brantman, Esq.
                              Katten Muchin & Zavis
                              525 West Monroe Street - Suite 1600
                              Chicago, IL 60661-3693
                              Telephone Number: (312) 902-5200
                              Fax: (312) 902-1061

         if to the Company:   Commodore Applied Technologies, Inc.
                              150 East 58th Street, Suite 3410
                              New York, New York 10155
                              Telephone Number: (212) 934-5400
                              Attention: Paul E. Hannesson, Chief Executive
                                         Officer

         with copies to:      Bentley J. Blum and Michael D. Fullwood
                              150 East 58th Street, Suite 3410
                              New York, New York 10155
                              Telephone Number: (212) 935-5400
                              Fax: (212) 753-0731

         with copies to:      Stephen A. Weiss, Esq.
                              Greenberg Traurig Hoffman
                              Lipoff Rosen & Quentel
                              153 East 53rd Street
                              New York, New York 10022
                              Telephone Number: (212) 801-9253
                              Fax: (212) 223-7161 and (203) 222-0845


6.4 Headings The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

6.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

6.6 Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the state of Delaware, without giving effect to the choice law provisions.

6.7 Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate, and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary to permanent injunction or any other equitable remedy which may then be available.

6.8 Amendment and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the Restricted Securities.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                   COMMODORE APPLIED TECHNOLOGIES, INC.



                                   By: /s/ PAUL E. HANNESSON
                                       ---------------------------------
                                         Name: Paul E. Hannesson
                                         Its:  President



[the balance of this page intentionally left blank]

                                             THE PURCHASERS:


                                             By: /s/ NELSON PARTNERS
                                                 -----------------------------
                                                      Name: Nelson Partners
                                                      Its:
                                                      Address:


                                             By: /s/ OLYMPUS SECURITIES, LTD.
                                                 -----------------------------
                                                      Name: Olympus Securities,
                                                            Ltd.
                                                      Its:
                                                      Address:


                                             By: /s/ LEONARDO, L.P.
                                                 ------------------------------
                                                      Name: Leonardo, L.P.
                                                      Its:
                                                      Address:


                                             By: /s/ RAPHAEL, L.P.
                                                 -----------------------------
                                                      Name: Raphael, L.P.
                                                      Its:
                                                      Address:


                                             By: /s/ RAMIUS FUND, LTD.
                                                 -----------------------------
                                                      Name: Ramius Fund, Ltd.
                                                      Its:
                                                      Address:


                                             By: /s/ FORTUNE FUND
                                                 ------------------------------
                                                      Name: Fortune Fund
                                                      Its:
                                                      Address:


                                             By: _______________________________
                                                      Name:
                                                      Its:
                                                      Address: